                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Meadow Valley Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           MEADOW VALLEY CORPORATION
                      4411 South 40th Street, Suite D-11
                            Phoenix, Arizona 85040

                              PROXY STATEMENT AND
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 17, 2002

     To the shareholders of Meadow Valley Corporation:

     The Annual Meeting of the shareholders of Meadow Valley Corporation (the "Company") will be held at the Company's executive offices, 4411 South 40th Street, Suite D-11, Phoenix, Arizona, at 11:00 a.m. on June 17, 2002, or at any adjournment or postponement thereof, for the following purposes:

               1.   To elect two directors of the Company.

               2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 22, 2002, will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Bradley E. Larson
                              ----------------------------------
                              Bradley E. Larson
                              Chief Executive Officer

May 1, 2002

                                PROXY STATEMENT

                           MEADOW VALLEY CORPORATION
                      4411 South 40th Street, Suite D-11
                            Phoenix, Arizona 85040
                           Telephone: (602) 437-5400

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 17, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meadow Valley Corporation (the "Company"), a Nevada corporation, of $.001 par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 11:00 a.m. on June 17, 2002, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about May 1, 2002. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. After a quorum is declared, the holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve any proposed matters.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                   VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 22, 2002, has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 3,559,938 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of April 22, 2002, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, named executive officer, and by all directors and executive officers as a group.

     All shares are owned beneficially and of record. The address of all persons is in care of the Company at 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040.

                                                       Number of Shares
                                                        of Common Stock
                                                        Owned of Record    Percent of
                                                       and Beneficially   Common Stock
                     Name                                     (1)           Owned (1)
-----------------------------------------------------  ----------------   ------------
Alan Terril (2)                                            153,290            4.0%

Kenneth D. Nelson (3)                                      120,850            3.1%

Bradley E. Larson (4)                                      122,939            3.2%

Charles E. Cowan (5)                                        24,333             .6%

Gary A. Agron (5)                                           24,333             .6%

Earle C. May (6) (7)                                        78,183            2.0%

Charles R. Norton (6)                                       15,833             .4%

Kim A. Lewis, Trustee of Richard C. Lewis GST Marital      500,000           12.9%
Sub Trust and Kim A. Lewis Survivor's Trust

Heartland Advisors, Inc.                                   211,600            5.5%

Cyrus W. Spurlino (8)                                       47,800            1.2%

Silver State Materials Corp. (8)                           512,300           13.2%

Greg J. Paulk                                              307,415            7.9%

All officers and directors as a group (8 persons)          549,937           14.2%

(1) Includes stock options exercisable within 60 days from the date hereof.
(2) Includes stock options to purchase 51,934 shares of Common Stock.
(3) Includes stock options to purchase 45,334 shares of Common Stock.
(4) Includes stock options to purchase 63,334 shares of Common Stock.
(5) Includes stock options to purchase 24,333 shares of Common Stock.
(6) Includes stock options to purchase 15,833 shares of Common Stock.

(7) Includes 11,000 shares of Common Stock and 51,350 common stock purchase warrants held by May Management, Inc., an investment management firm controlled by Mr. May.
(8) If these persons are deemed to constitute a group, the 560,100 shares of Common Stock held by these persons would represent approximately 14.4% of the total number of outstanding shares of the Company's Common Stock. Although Silver State Materials Corp. disclaims beneficial ownership of the shares of the Company's Common Stock held by Mr. Spurlino, Mr. Spurlino will be deemed to beneficially own the shares of the Company's Common Stock held by Silver State Materials Corp. since Mr. Spurlino serves as Chairman and Treasurer of Silver State Materials Corp.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide for directors with staggered terms of office, to be divided as equally as possible. Nominees of each class of directors serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office. Directors not employed by the Company receive $7,500 per year for attending Board of Directors' meetings and are reimbursed for out-of-pocket expenses. The Board of Directors held four regularly scheduled meetings during the last full fiscal year and two telephonic meetings. No director attended less than 75% of the aggregate of such meetings and meetings held by committees of the Board on which he served.

     The Board of Directors currently consists of seven members, including three Class A Directors whose terms expire in 2003, two Class B Directors whose terms expire in 2002 and two Class C Directors whose terms expire in 2004. At the Annual Meeting, the two Class B Directors are to be elected to three-year terms expiring in 2005. The nominees for the Class B Directors are Messrs. Agron and May, both of whom presently serve on the Board of Directors of the Company. A majority of shares voted in person or by proxy is required to elect each nominee for director.

     Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend. Members of the Company's Audit Committee and Compensation Committee are footnoted below.

     Name                     Positions and Offices with the Company
     ----                     --------------------------------------

Nominees:                     Class B Directors - Term Expires in 2002:
---------                     -----------------------------------------

Gary A. Agron (1)(2)          Director
Earle C. May (1)(2)           Director

Continuing Directors:         Class A Directors - Term Expires in 2003:
---------------------         -----------------------------------------

Charles E. Cowan (1)(2)       Director
Kenneth D. Nelson             Chief Administrative Officer, Vice President and
                              Director
Alan A. Terril                Chief Operating Officer, Vice President and
                              Director

                              Class C Directors - Term Expires in 2004:
                              -----------------------------------------

Bradley E. Larson             President, Chief Executive Officer and Director
Charles R. Norton (1)(2)      Director


(1)  Member of the Compensation Committee
(2) Member of the Audit Committee. The Audit Committee is composed of only independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this Proxy Statement. A written charter, approved by the Board of Directors, governs the Audit Committee. A copy of the Audit Committee Charter was attached to the Company's May 1, 2000 Proxy Statement.

Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended and approved the selection of the Company's independent auditors.

Gary A. Agron, Audit Committee Chair
Charles E. Cowan, Audit Committee Member
Earle C. May, Audit Committee Member
Charles R. Norton, Audit Committee Member

Dated: March 25, 2002

Background

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

     Bradley E. Larson, age 47, has been a director of the Company since 1994 and was appointed President in July 1995 and Chief Executive Officer in November 1995. Mr. Larson was employed by Tanner Companies from 1976 until December 1994. He was Division President of the Western Arizona region for Tanner from 1984 to 1988, Vice President of Operations from 1988 to 1989 and President of Tanner's Construction Division from 1989 until he joined the Company as its Chief Operating Officer in December 1994. Mr. Larson earned a BSE degree in Industrial Engineering from Arizona State University in 1979. He has been active in several construction industry associations and is past Chairman and Director of The Arizona Rock Products Association and currently serves as a Director of the Arizona Heavy Highway Chapter of the Associated General Contractors.

     Kenneth D. Nelson, age 44, has been a director of the Company since 1993 and has been involved in the financial reporting and operations management areas of the construction industry since 1982. He joined the Company in April 1989, became Vice President of Finance in February 1992 and Vice President and Chief Administrative Officer in April 1996. From August 1986 until April 1989, he was operations manager for Builders Unlimited, a construction firm based in Phoenix, Arizona. Mr. Nelson earned a Bachelors of Science Degree in Business Administration from Arizona State University in 1984.

     Alan A. Terril, age 61, joined the Company in May 1992, became its Vice President - Nevada Operations in October 1993 and its Chief Operating Officer in March 2001. From February 1979 until April 1992, he was general superintendent, responsible for on site construction management, for Ron Lewis Construction Company, a heavy construction firm owned and operated by Paul R. Lewis, a former officer and director of the Company.

     Gary A. Agron, age 57, has been a director since November 1995. He has been engaged in the private practice of securities law since 1977, with emphasis on representation of issuers and brokers-dealers in public offerings and private placements of equity securities. He has been a director of Xedar Corporation, a publicly held Colorado-based technology design firm, since 1973, and a director of Vov Enterprises, Inc. and Zedik Enterprises, Inc., inactive Colorado-based reporting companies, since 1996. Mr. Agron earned a Bachelor of Arts degree and a Juris Doctorate degree from the University of Colorado.

     Charles E. Cowan, age 55, has been a director since November 1995. Since 1993 he has been President of Charles Cowan & Associates, Ltd. and has an extensive background in government and heavy construction industry consulting. From 1991 to 1993 he held CEO positions in Arizona's Department of Transportation and Department of Economic Security, and served with the U.S. Corps of Engineers for 25 years. He graduated with a Bachelor of Economics Degree from St. Martin's College in Olympia, Washington, and a Master's Degree in Public Administration from the University of Missouri at Kansas City, Missouri.

     Earle C. May, age 84, has been a director since March 1999. Since 1969, Mr. May has been Chairman and Chief Executive Officer of May Management Inc., an investment management firm. He earned a Bachelor of Arts degree and Master of Arts degree from the University of Wisconsin and Master of Science degree from the United States Naval Academy. He is a director of Roses Holdings, Inc., a publicly held company.

     Charles R. Norton, age 61, has been a director since March 1999. Since 1963, Mr. Norton has been involved in the highway construction industry as construction foreman, subcontractor, general manager and vice president. He graduated with a Bachelor of Science degree from Brigham Young University in 1968. From 1968 to 1972, he was General Manager of Quaker Empire Construction in Wilkes-Barre, Pennsylvania. From 1972 to 1992, Mr. Norton was Sales Manager, General Manager and Vice President of Syro Steel Company, headquartered in Girard, Ohio. Since 1992, Mr. Norton has been Vice President of Trinity Industries which purchased Syro in 1972.

     Nicole R. Smith, age 31, was named Secretary, Treasurer, Principal Accounting Officer and has also served as Controller since July 2000. She joined the Company in November 1995, and worked as assistant controller for the Company until July 2000. She was a senior auditor from 1993 to 1995 with a Phoenix, Arizona based public accounting firm. She received her Bachelor of Science degree with a major in accounting from Bemidji State University in Minnesota in 1993.

Executive Compensation

     The following table sets forth certain information concerning compensation paid to the Company's executive officers whose salaries exceed $100,000 for the years ended December 31, 2001, 2000 and 1999:

                                         Summary Compensation Table
                                         --------------------------

                                             Annual Compensation                Long-Term Compensation:

     Name and                                                             Other Annual   Awards    All Other
Principal Position                      Year       Salary      Bonus      Compensation  Options  Compensation
------------------                      ----       ------      -----      ------------  -------  ------------
Bradley E. Larson                       2001      $164,105   $      0          0         20,000       0
    President, Chief                    2000       164,745          0          0              0       0
      Executive Officer and             1999       162,278    138,701(1)       0          7,000       0
      Director

Alan A. Terril
    Chief Operating Officer,            2001       124,540      9,369(2)       0         20,000       0
    Vice President, Manager             2000       112,980    124,349(2)       0              0       0
      of Nevada Operations              1999       110,054    142,746(2)       0          5,800       0
      and Director

Kenneth D. Nelson                       2001       101,535          0          0         20,000       0
    Chief Administrative                2000       102,282          0          0              0       0
      Officer, Vice                     1999       100,425     84,224(1)       0          5,800       0
      President and Director

(1) Bonus amounts reflect payments made under the Company's bonus plan for executive officers. Management believes that the value of any other benefits to any officer during the years ended December 31, 2001, 2000 and 1999, neither exceeded $50,000 nor fell within a category requiring inclusion.
(2) Bonus amounts reflect payments made under the Company's incentive compensation plan for project and operations management. Management believes that the value of any other benefits to any officer during the years ended December 31, 2001, 2000 and 1999, neither exceed $50,000 nor fell within a category requiring inclusion.

     In March 1999, Mr. Larson signed a five-year employment agreement providing for an annual base salary of $162,750. In October 1997, Messrs. Terril and Nelson signed five-year employment agreements providing for annual base salaries of $100,000 and $95,000, respectively. Current annual salaries for these executive officers exceed the above base salary amounts.

Executive Compensation Bonus Plans

     Pursuant to plans adopted in 1996, the Company's executive officers are eligible for cash bonuses based upon the Company's profitability. See "Executive Compensation" above.

Stock Option Plan

     In November 1994 the Company adopted a Stock Option Plan (the "1994 Plan") which provides for the grant of options intended to qualify as "incentive stock options" and "nonstatutory stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers, employee directors, and key employees of the Company. Nonstatutory stock options are issuable only to non-employee directors and consultants of the Company.

     The 1994 Plan is administered by the Compensation Committee of the Board of Directors which is comprised of non-employee directors. At December 31, 1999, the Company had 1,200,000 shares of Common Stock reserved for issuance under the 1994 Plan. Under the 1994 Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive incentive stock options under the 1994 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant. The option price for Nonstatutory Options shall be established by the Board of Directors and shall not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant.

     No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only if the option holder remains continuously associated with the Company from the date of grant to the date of exercise, unless extended under the Plan grant. Options under the 1994 Plan must be granted within 10 years from the effective date of the 1994 Plan and the exercise date of an option cannot be later than 10 years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     As of April 22, 2002, options had been granted under the 1994 Plan to officers, directors, employees and consultants at an exercise price ranging from $2.4375 per share to $6.25 per share. The exercise prices represented the fair market value of the Company's Common Stock at the date such options were granted. Thirty-three percent of the options indicated in the table below are exercisable after one year of continuous service to the Company, sixty-six percent following two years of continuous service to the Company and one hundred percent after three years of continuous service to the Company.

Option Grants in Prior Fiscal Years

     The table below sets forth the total number of options issued to each current executive officer and director of the Company through April 22, 2002.

                                                           Number of Options    Exercise          Expiration
                                                               Granted:          Price:             Date:
                                                         -------------------------------------------------------
     Bradley E. Larson                                         20,000            $6.25            11/13/05
                                                               25,000             4.38            12/16/06
                                                                7,000             5.88            04/16/08
                                                                7,000             3.88            10/21/09
                                                               20,000             2.44            03/08/11

     Kenneth D. Nelson                                         14,000             6.25            11/13/05
                                                               15,000             4.38            12/16/06
                                                                5,800             5.88            04/16/08
                                                                5,800             3.88            10/21/09
                                                               20,000             2.44            03/08/11

     Alan A. Terril                                            15,600             6.25            11/13/05
                                                               20,000             4.38            12/16/06
                                                                5,800             5.88            04/16/08
                                                                5,800             3.88            10/21/09
                                                               20,000             2.44            03/08/11

     Gary A. Agron                                             10,000             6.25            11/13/05
                                                                7,500             4.38            12/16/06
                                                                1,000             5.88            04/16/08
                                                                5,000             4.00            08/13/09
                                                                7,500             2.44            03/08/11

     Charles E. Cowan                                          10,000             6.25            11/13/05
                                                                7,500             4.38            12/16/06
                                                                1,000             5.88            04/16/08
                                                                5,000             4.00            08/13/09
                                                                7,500             2.44            03/08/11

     Earle C. May                                              10,000             4.56            03/01/99
                                                                5,000             4.00            08/13/09
                                                                7,500             2.44            03/08/11

     Charles R. Norton                                         10,000             4.56            03/01/99
                                                                5,000             4.00            08/13/09
                                                                7,500             2.44            03/08/11

     Nicole R. Smith                                            2,750             6.25            11/13/05
                                                                1,000             4.38            12/16/06
                                                                1,800             5.88            04/16/08
                                                                1,800             3.88            10/21/09
                                                                8,300             2.44            03/08/11

Aggregated Options in Last Fiscal Year and Fiscal Year-End Option Values

     The following table summarizes options exercised during 2001 and presents the value of unexercised options held by the named executives at fiscal year-end:

                                                         Number of Securities          Value of Unexercised
                                                        Underlying Unexercised             In-the-Money
                         Shares                                Options                        Options
                        Acquired          Value           at Fiscal Year-End            at Fiscal Year-End
Name                   on Exercise      Realized       Exercisable/Unexercisable     Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------------
Bradley E. Larson        0              $    0             63,334 / 15,666                  $  0 / 0
Alan A. Terril           0                   0             51,934 / 15,266                     0 / 0
Kenneth D. Nelson        0                   0             45,334 / 15,266                     0 / 0

Certain Transactions

     The Company was incorporated in Nevada on September 15, 1994. Effective October 1, 1994, following the death of the founder and sole stockholder of Meadow Valley Contractors, Inc. ("MVC"), the Company purchased all of the outstanding Common Stock of MVC for $11.5 million comprised of (i) a $10 million promissory note payable to the Richard C. Lewis Family Revocable Trust I, which was paid in full by January 1999 and (ii) a promissory note payable to the Richard C. Lewis Family Revocable Trust I valued at $1.5 million which was paid in full in 1995 through the issuance of 500,000 restricted shares of the Company's Common Stock valued at $3.00 per share. During the year ended December 31, 1999, the Company incurred and paid interest expense in the amount of $13,698 related to the $10 million promissory note payable to the Richard C. Lewis Family Revocable Trust I.

     During the years ended December 31, 2001 and 2000, the Company provided construction materials to a Leavitt Ready Mix, a company owned by a sister of a former officer and director of the Company, in the amounts of $67,361 and $12,321, respectively. Included in accounts receivable at December 31, 2001 and 2000 are amounts due from Leavitt Ready Mix in the amounts of $1,802 and $6,774. Leavitt Ready Mix provided materials and equipment used in the Company's business during the years ended December 31, 2001, 2000 and 1999, in the amounts of $169,104, 248,722 and $33,922, respectively. Included in accounts payable at December 31, 2001, 2000 and 1999 are amounts due to Leavitt Ready Mix, in the amounts of $0, $111,343 and $821, respectively, related to supplies.

     During the years ended December 31, 2001 and 2000, the Company provided construction materials to LAM Contracting, LLC, a company in which Meadow Valley Corporation has a 49% membership interest and Louis Anthony Mayorga has the remaining 51% membership interest, in the amounts of $40,751 and $14,235, respectively. Included in accounts receivable at December 31, 2001 and 2000 are amounts due from LAM Contracting, LLC of $25,535 and $8,358, respectively. LAM Contracting, LLC provided materials and equipment used in the Company's business during the years ended December 31, 2001 and 2000, in the amounts of $774,513 and $28,571, respectively. Included in accounts payable at December 31, 2001 and 2000 are amounts due to LAM Contracting, LLC of $181,598 and $0, respectively.

     Wiser Construction, LLC, for which Paul R. Lewis, an executive officer and director of the Company up until his death in February 2001, was an executive officer and member, provided materials and equipment used in the Company's business during the years ended December 31, 2001, 2000 and 1999, in the amounts of $3,116,527, $255,976 and $27,619, respectively. Included in accounts payable at December 31, 2001 and 2000 are amounts due to Wiser Construction, LLC of $847,673 and $33,306, respectively. During the years ended December 31, 2000 and 1999, the Company paid mining royalty in the amounts of $33,020 and $3,003 to Wiser Construction, LLC.

     During the years ended December 31, 2001, 2000 and 1999, the Company paid the Lewis Family Trust or Paul R. Lewis mining royalties in the amounts of $390,144, $293,154 and $115,362, respectively. Included in accrued liabilities related to royalties at December 31, 2001 was an amount of $30,464 payable to the Lewis Family Trust and for the year ending December 31, 2000 an amount due to Paul R. Lewis in the amount of $49,983. The Lewis Family Trust or Paul R. Lewis provided materials used in the Company's business during the years ended December 31, 2001 and 2000 in the amounts of $2,164 and $2,027, respectively.

     During the years ended December 31, 2001, 2000 and 1999, Gary A. Agron, a director of the Company, rendered legal services to the Company in the amounts of $14,573, $23,342 and $7,944, respectively. Included in accounts payable at December 31, 2001 is an amount of $7,380 due to Gary A. Agron. During the years ended December 31, 2001, 2000 and 1999, the Company paid $30,000, $30,000 and $5,000, respectively, to outside members of the board of directors to act as board members.

     The Company leased office space in Moapa, Nevada on a month-to-month basis, at a rental rate of $840 per month, from Moapa Developers, a company owned Ron
R. Lewis. The lease terms also require the Company to pay common area maintenance, taxes, insurance and other costs. Rent expense under the lease for the years ended December 31, 2001, 2000 and 1999 amount to $9,240, $10,080 and $10,080, respectively.

Independent Accountants; Audit and Fees

     BDO Seidman, LLP, independent accountants, has served as the independent accountants of the Company since 1994 and has been selected to serve as the Company's independent accountants for the current year. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. BDO Seidman, LLP fees for our 2001 annual audit and review of interim financial statements were $89,050. Fees for all other professional services rendered by BDO Seidman, LLP, during the year ended December 31, 2001 totaled approximately $5,000 and were related to tax services performed in connection with Ready Mix, Inc., a wholly owned subsidiary of the Company. No fees were billed for financial information systems design and implementation services. The Audit Committee has concluded that the provision of services by BDO Seidman, LLP is compatible with maintaining its independence. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, will not make a statement but will respond to appropriate questions.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                       AMONG MEADOW VALLEY CORPORATION,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE DOW JONES US HEAVY CONSTRUCTION INDEX


                             [GRAPH APPEARS HERE]

                     --[_]-- MEADOW VALLEY CORPORATION
                     ---*--- NASDAQ STOCK MARKET (U.S.)
                     ---.--- DOW JONES HEAVY CONSTRUCTION


* $100 INVESTED ON 12/31/96 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.


                 Comparison of 5 Year Cumulative Total Return
     Among Meadow Valley Corporation, the NASDAQ Stock Market (U.S.) Index
                 and the Dow Jones US Heavy Construction Index


    Measurement Period       Meadow Valley         Nasdaq Stock                Dow Jones US
   (Fiscal Year Ending)       Corporation       Market (U.S.) Index      Heavy Construction Index
--------------------------  ---------------   -----------------------  ----------------------------
FYE 12/96                         100.00                      100.00                        100.00
FYE 12/97                         142.03                      122.48                         75.12
FYE 12/98                         111.59                      172.68                         89.82
FYE 12/99                          84.06                      320.89                         96.33
FYE 12/00                          69.57                      193.01                        112.81
FYE 12/01                          45.22                      153.15                        118.48

                  Source of chart by Research Data Group, Inc.

                  PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                  AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to December 31, 2002. The proponent must be a record or beneficial shareholder entitled to vote at the Annual Meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                OTHER BUSINESS

     Management of the Company is not aware of any other matters, which are to be presented at the Annual Meeting, nor has it been advised that other persons will present any other proposals. However, if other matters properly come before the Annual Meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

                                    /s/ Bradley E. Larson
                                    ---------------------------------
                                    Bradley E. Larson
                                    Chief Executive Officer


     May 1, 2002

                                     PROXY
                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                           MEADOW VALLEY CORPORATION
                           TO BE HELD JUNE 17, 2002

     The undersigned hereby appoints Bradley E. Larson as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Meadow Valley Corporation held of record by the undersigned on April 22, 2002, at the Annual Meeting of Shareholders to be held June 17, 2002, or any adjournment or postponement thereof.

     1.   ELECTION OF DIRECTORS:
          ----------------------

          _____ FOR the election as a director or all nominees listed below (except as marked to the contrary below).

          _____  WITHHOLD AUTHORITY to vote for all nominees listed below.

          NOMINEES:  Gary A. Agron; Earle C. May

INSTRUCTIONS: To withhold authority to vote for individual nominees, write their names in the space provided:


     _______________________________         ________________________________

     2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THIS SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

______________________________          _______________________________
          Date                                     Signature


                                        _______________________________
                                           Signature, If Held Jointly

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY FOLDING THIS CARD IN HALF, SEAL WITH THE MAILING ADDRESS SHOWING, ATTACH CORRECT POSTAGE AND MAIL.

     PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING: ________